UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2026

FinTrade Sherpa, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	000-53676	47-4347638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Liberty Street, Suite 600 Reno, NV 89501	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-234-5443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

As disclosed on February 12, 2025, FinTrade Sherpa Inc. (Formerly Lode-Star Mining Inc.), a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Tarka L’Herpiniere (the “Seller”), pursuant to which the Company agreed to purchase from the Seller all of the Seller’s rights, title and interest in and to certain intellectual property, intellectual property rights and derivative works, including improvements, modifications, creations and enhancements created by the Seller using AI models licensed from Predictive Technology, LLC, a Colorado limited liability company (“Predictive”), relating to software and technology (collectively, the “Purchased Assets”). As consideration for the purchase of the Purchased Assets, the Company agreed to issue 227,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company to the Seller, or any person designated by the Seller (each, a “Designee” and collectively, the “Designees”), provided that such Designee completes and duly executes and delivers to the Company an investor questionnaire that, among other things, certifies that such Designee is an “accredited investor” under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms and conditions of the Asset Purchase Agreement, the Company agreed to provide “piggyback” registration rights to the Seller and each Designee for a period of 12 months commencing on the Closing Date (as defined below) with respect to the shares issued pursuant to the Asset Purchase Agreement. The transactions contemplated by the Asset Purchase Agreement (collectively, the “Transactions”) closed on February 14, 2025 (the “Closing Date”).

Item 3.02 Unregistered Sales of Equity Securities.

On January 23, 2026 the Company issued the 227,000,000 shares as noted above.

In connection with the asset acquisition described in Item 1.01, the Company issued the  shares of its common stock to the sellers. This issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction not involving a public offering.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Common Stock immediately following the consummation of the Transactions by:

• each person who is the beneficial owner of more than 5% of issued and outstanding our Common Stock;

• each of our current executive officers and directors; and

• all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership of Company Common Stock is based on 351,054,600 shares of Common Stock issued and outstanding immediately following the consummation of the Transactions.

Name and Address of Beneficial Owner	Common Shares	Ownership
Mark Walmesley (3)	9,960,545	2.84%
Lonnie S. Humphries (4)	101,857,415	29.01%
Thea Evans (5)	22,860,000	6.51%
Oliver Willett (6)	26,908,125	7.67%
Richard Willett (7)	26,908,125	7.67%
Tarka L’Herpiniere (8)	20,478,750	5.83%

(1) Unless otherwise indicated, the address of all named persons is 13529 Skinner Road, Suite N, Cypress, Texas 77429.

(2) Based on 351,054,600 shares of our common stock issued and outstanding effective on the Closing Date effective immediately after the closing of the Transactions.

(3) Mark Walmesley serves as our sole executive officer and our sole director. Includes (i) 9,960,545 shares held directly by Mr. Walmesley, and (ii) 101,875,415 shares beneficially owned directly or indirectly by Mr. Walmesley’s spouse, Lonnie S. Humphries.

(4) Lonnie S. Humphries is the spouse of our sole officer and director, Mark Walmesley. Includes (i) 99,127,076 shares held directly by LSG, which is owned 100% by Ms. Humphries, (ii) 200,000 shares held directly by the Lonnie S. Humphries Non-Exempt Trust and (iii) 2,530,339 shares held directly by Ms. Humphries.

(5) The address of Thea Evans is 182 Chemin du Bien Etre, Villecroze, 83690, FR

(6) The address of Oliver Willett is 243 Route Couttet Champion, 74400 Chamonix-Mt-Blanc, FR

(7)The address of Richard Willett is 96 Kokopell Lane, Philipsburg, MT 59858, USA

(8)The address of Tarka L’Herpiniere is 1 Rue des Maries, Montaignac, 19300, FR

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the full text of the Asset Purchase Agreement, a copy of which is available on the 8K filing made February 12, 2025.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by FinTrade Sherpa Inc. on January 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FinTrade Sherpa INC.

Date: January 23, 2026	By:	/s/ Mark Walmesley
Mark Walmesley
Chief Executive Officer